Exhibit 99.2

REVOCABLE PROXY

THE NASHUA BANK

SPECIAL MEETING OF SHAREHOLDERS

OCTOBER 25, 2012, 6:00 P.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of The Nashua Bank, a New Hampshire-chartered trust company (the “Company”), hereby appoints Stephen J. Frasca, Chairman of the Board, and G. Frank Teas, President and Chief Executive Officer, and each of them, with full powers of substitution, as proxies for the undersigned to attend the Special Meeting of Shareholders of the Company (the “Special Meeting”), to be held on October 25, 2012, at 6:00 p.m., local time, at the Nashua Country Club, 25 Fairway Street, Nashua, New Hampshire 03060, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the Proxy Statement/Prospectus dated September 20, 2012, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED AND NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER TO ADJOURN THE SPECIAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL NOT BE CAST. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. SHAREHOLDERS WHO PLAN TO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE SPECIAL MEETING IN PERSON.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued, and to be marked dated and signed, on the reverse side)

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY THE NASHUA BANK	SPECIAL MEETING OF SHAREHOLDERS OCTOBER 25, 2012, 6:00 P.M., LOCAL TIME

1.	To approve the agreement and plan of merger, dated as of August 1, 2012, by and among New Hampshire Thrift Bancshares, Inc. and The Nashua Bank, pursuant to which The Nashua Bank will merge with and into Lake Sunapee Bank, fsb, with Lake Sunapee Bank, fsb being the surviving corporation.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

2.	To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH PROPOSALS LISTED ABOVE

Mark here if you plan to attend the meeting	☐

Mark here for address change and note change	☐

Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If signer is a partnership, please sign in the partnership name by an authorized person. When stock has been issued in the name of two or more persons, all persons should sign.

Date:

Signature(s) of Shareholder(s) or Authorized Representative(s)

Signature(s) of Shareholder(s) or Authorized Representative(s)

PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE UNDER SEPARATE COVER AN ELECTION FORM WITH INSTRUCTIONS FOR DELIVERY OF YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT.